Exhibit 99.1

ARES CAPITAL CORPORATION SCHEDULES EARNINGS RELEASE FOR
THE FIRST QUARTER ENDED MARCH 31, 2010

NEW YORK, NY — Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report earnings for the quarter ended March 31, 2010 on Monday, May 10, 2010.

Ares Capital Corporation invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) on Monday, May 10, 2010 to discuss its first quarter 2010 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (866) 843-0890. International callers can access the conference call by dialing +1 (412) 317-9250.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.  All callers will need to reference “Ares Capital Corporation” and the Participant Elite Entry #3559273 to join the conference. For interested parties, an archived replay of the call will be available one hour after the end of the conference through May 24, 2010 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088.  For all replays, please reference conference passcode #439895.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies.  We invest primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component.  To a lesser extent, we also make equity investments.  We are a closed-end, non-diversified management investment company and have elected to be regulated as a business development company under the Investment Company Act of 1940.  We are externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, a global alternative asset manager and a Securities and Exchange Commission registered investment adviser.  As of March 31, 2010, Ares Management LLC had approximately $37 billion of estimated committed capital under management (pro forma for Ares Capital Corporation’s April 1, 2010 acquisition of Allied Capital Corporation).

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl G. Drake
Ares Capital Corporation
404-814-5204